As filed with the Securities and Exchange Commission on June 21, 2017
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDRA LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0579295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan
 (Full title of the plan)

Francois Michelon
Chief Executive Officer
ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, MI 48105
(Name and address of agent for service)

(734) 335-0468
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the Registrant’s 2016 Omnibus Incentive Plan	1,345,074	$4.25	$5,716,565	$662.55

1 In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Registrant’s Units (each of which includes one share of Common Stock and a warrant to purchase one share of Common Stock) on June 14, 2017, as reported on The Nasdaq Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by ENDRA Life Sciences Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

●
The Registrant’s prospectus dated May 8, 2017, containing audited financial statements for the years ended December 31, 2016 and 2015, filed with the Commission on May 10, 2017 pursuant to Rule 424(b) of the Securities Act. The prospectus is included in the Registrant’s Registration Statement on Form S-1, as amended (No. 333-214724), which was declared effective by the Commission on May 8, 2017;

●
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on June 21, 2017;

●
Current Report on Form 8-K dated May 8, 2017, filed with the Commission on May 12, 2017; and

●
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on November 21, 2016, as amended (No. 333-214724), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 16, 2016 (No. 001-37969), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Registrant’s Fourth Amended and Restated Certificate of Incorporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article IX of the Registrant’s Fourth Amended and Restated Certificate of Incorporation states that the Registrant’s directors shall not be personally liable to the Registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the Registrant’s Fourth Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify (and advance expenses to) its officers and directors to the full extent permitted by the DGCL.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. The Registrant intends to indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the Registrant’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The Registrant also intends to advance to the Registrant’s directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers in advance of the final disposition of any action after the Registrant’s receipt of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are preceded or accompanied by a written undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the Registrant.

The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to the Registrant that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 21, 2017.

ENDRA Life Sciences Inc.

By:	/s/ Francois Michelon
Francois Michelon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Francois Michelon and David R. Wells, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on June 21, 2017:

Signature	Title
/s/ Francois Michelon	Chief Executive Officer and Director
Francois Michelon	(Principal Executive Officer)

/s/ David R. Wells	Chief Financial Officer
David R. Wells	(Principal Financial Officer and Principle Accounting Officer)

/s/ Anthony DiGiandomenico	Director
Anthony DiGiandomenico

/s/ Sanjiv Gambhir, M.D., Ph.D	Director
Sanjiv Gambhir, M.D., Ph.D

/s/ Michael Harsh	Director
Michael Harsh

/s/ Alexander Tokman	Director
Alexander Tokman

EXHIBIT INDEX

Exhibit
Number
Description

4.1
Fourth Amended and Restated Certificate of Incorporation of ENDRA Life Sciences Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 12, 2017)

4.2
Amended and Restated Bylaws of ENDRA Life Sciences Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.3
ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.4
Form of Stock Option Award under ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

4.5
Form of Restricted Stock Unit Award under ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-214724) filed on December 6, 2016)

5.1
Opinion of K&L Gates LLP

23.1
Consent of RBSM LLP, Independent Registered Public Accounting Firm

23.2
Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1
Power of Attorney (included on the signature page of this Registration Statement)